ITEM 77H

As of November 30, 2007, the following person or entity now owns more that 25% of a funds voting security.

---------------------------- ------------------------- ----------------------
PERSON/ENTITY                         FUND                    PERCENTAGE
---------------------------- ------------------------- ----------------------
---------------------------- ------------------------- ----------------------
Cede & placeCo.                       CXE                       92.58%
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